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                                                                 EXHIBIT 4(k)(i)

                AMENDMENT NO. 2 TO $300,000,000 CREDIT AGREEMENT


         This AMENDMENT NO. 2, dated as of November 26, 2001, among CMS Energy Corporation (the "BORROWER"), the lenders parties thereto as "lenders" (the "LENDERS"), Barclays Bank PLC, as administrative agent (the "ADMINISTRATIVE AGENT"), collateral agent (the "COLLATERAL AGENT") and issuing bank (the "ISSUING BANK"), Bank of America, N.A., and The Chase Manhattan Bank, as co-syndication agents (the "CO-SYNDICATION AGENTS"), and Citibank, N.A., and Union Bank of California, as documentation agents (the "DOCUMENTATION AGENTS").

         PRELIMINARY STATEMENTS:

         (1) The Borrower, the Lenders, the Administrative Agent, the Collateral Agent, the Co-Syndication Agents and the Documentation Agents have entered into a Credit Agreement, dated as of June 18, 2001 (as amended, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

         (2) The parties to the Credit Agreement have agreed to amend the Credit Agreement as hereinafter set forth.

         1. AMENDMENTS TO THE CREDIT AGREEMENT. Subject to the conditions set forth in paragraph 2 hereof, the Credit Agreement is, effective as of the date hereof, hereby amended as follows:

         (a) The following new terms are added to Section 1.01 in the appropriate alphabetical positions:

                  "ALTERNATIVE CURRENCY" means Canadian Dollars, Euros, Sterling or Yen.

                  "CANADIAN DOLLARS" means lawful money of Canada.

                  "EURO" means the currency adopted as legal tender by the European Community, the European Coal and Steel Community, the European Atomic Energy Community and the European Monetary Union.

                  "DOLLAR EQUIVALENT" means, as to Dollars, the amount thereof, and as to any Alternative Currency, the Dollar equivalent of such Alternative Currency as determined by the Administrative Agent in accordance with the provisions of Section 4.07 of this Agreement.

                  "STERLING" means lawful money of the United Kingdom.

                  "YEN" means lawful money of Japan.

         (b) Section 2.04 is hereby amended by adding the phrase "Dollar Equivalent of" before the phrase "the aggregate LC Outstandings" in the fourth line thereof.

         (c) Section 4.02 is hereby amended in full to read as follows:

                           "(a) Each Letter of Credit shall be issued (or stated
                  maturity thereof extended or terms thereof modified or amended) on not less than three (3) Business Days' prior written notice thereof to the Administrative Agent (which shall promptly distribute copies thereof to the Lenders) and the relevant Issuing Bank and shall be denominated in Dollars or in an Alternative Currency. Each such notice (a "Request for Issuance") shall specify (i) the date (which shall be a Business Day) of issuance of such Letter of Credit (or the




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                  date of effectiveness of such extension, modification or
                  amendment) and the stated expiry date thereof (which shall be no later than the date that is five (5) Business Days prior to the Termination Date), subject to the other terms and conditions contained herein (including the satisfaction of the conditions precedent set forth in Section 6.02), (ii) the proposed stated amount of such Letter of Credit (which stated amount shall not be less than $250,000 or the Dollar Equivalent thereof in an Alternative Currency, as the case may
                  be) and whether such Letter of Credit is denominated in Dollars, Canadian Dollars, Euros, Sterling or Yen and (iii) such other information as shall demonstrate compliance of such Letter of Credit with the requirements specified therefor in this Agreement and the relevant Issuing Bank Agreement. Each Request for Issuance shall be irrevocable unless modified or rescinded by the Borrower not less than two (2) days prior to the proposed date of issuance (or effectiveness) specified therein. Not later than 12:00 noon on the proposed date of issuance (or effectiveness) specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein in the relevant Issuing Bank Agreement, such Issuing Bank shall issue (or extend, amend or modify) such Letter of Credit and provide notice and a copy thereof to the Administrative Agent, which shall promptly furnish copies thereof to the Lenders.

                           (b) Each Lender severally agrees with such Issuing
                  Bank to participate in the Extension of Credit resulting from the issuance (or extension modification or amendment) of such Letter of Credit, in the manner and the amount provided in
                  Section 4.04(b), and the issuance of such Letter of Credit shall be deemed to be a confirmation by such Issuing Bank and each Lender of such participation in such amount.

                           (c) Each Issuing Bank agrees on the terms and
                  conditions herein set forth, to issue Letters of Credit for the account of the Borrower from time to time in accordance with Section 4.02(a); provided, however, that at the time of such issuance of any Letter of Credit, after giving effect to such issuance, (i) the aggregate Dollar Equivalent of the stated amount of all Letters of Credit outstanding shall not exceed $250,000,000; (ii) the aggregate Dollar Equivalent of the stated amount of all Letters of Credit outstanding (A) in Canadian Dollars shall not exceed $35,000,000, (B) in Euros shall not exceed $35,000,000, (C) in Sterling shall not exceed $15,000,000 and (D) in Yen shall not exceed $15,000,000; and
                  (iii) the sum of the aggregate principal amount of the Loans and the aggregate Dollar Equivalent of the LC Outstandings shall not exceed the Commitments."

         (d) Clause (a) of Section 4.04 is hereby amended by deleting the phrase "a sum equal to the amount so paid plus interest on such amount" and substituting therefor the following: "a sum in Dollars equal to the Dollar Equivalent of the amount so paid plus interest on such amount."

         (e) The first clause in the first sentence of clause (b) of Section
4.04 is amended to read as follows: "If any Issuing Bank shall not have been reimbursed in full on the date of payment of a Letter of Credit for any payment made by such Issuing Bank under the Letter of Credit issued by such Issuing Bank on such date," and the second clause in the second sentence of clause (b) of
Section 4.04 beginning with "by paying to the Administrative Agent" is hereby amended to read as follows: "by paying to the Administrative Agent for the account of such Issuing Bank an amount in Dollars equal to such Lender's Percentage of the Dollar Equivalent of such unreimbursed amount paid by such Issuing Bank, plus interest on the Dollar Equivalent of such amount at a rate per annum equal to the Federal Funds Effective Rate from the date of such payment by such Issuing Bank to the date of payment to such Issuing Bank by such Lender."



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         (f) The second sentence of clause (c) of Section 4.04 is hereby amended by adding the phrase "the Dollar Equivalent of" before the phrase "the outstanding principal amount due and payable" in the last phrase thereof.

         (g) Clause (d) of Section 4.04 is hereby amended by deleting "Each participation" in the first line thereof and by substituting therefor the phrase "The Dollar Equivalent of the amount of each participation" and by adding after "ABR Loan" the phrase "in the amount of such Dollar Equivalent".

         (h) A new Section 4.07 is hereby added after Section 4.06 to read in full as follows:

                  "SECTION 4.07. CURRENCY EQUIVALENTS.

                  For purposes of Articles IV and V of this Agreement, the Dollar Equivalent of any Alternative Currency shall be determined by the Agent by using the quoted closing spot rate at which Barclays' principal office in London offers to exchange Dollars for such Alternative Currency in London on the day such equivalent is to be determined; provided, however, that if at any time of such determination, for any reason, no spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error. The Dollar Equivalent of the stated amount of each Letter of Credit outstanding made in an Alternative Currency and of the amount of each participation purchased by a Lender under Section 4.04(b) shall be recalculated hereunder on (i) each date that it shall be necessary to determine the unused portion of each Lender's Commitment, or any or all Loans, Letters of Credit outstanding, LC Outstandings or any Extension of Credit, or (ii) on any such other date on which the Agent deems such recalculation necessary or advisable, but in any event at least monthly. The Agent agrees to provide notice to the Lenders of the relevant Dollar Equivalent determined pursuant to each such determination and each such recalculation as soon as practicable following such determination or recalculation, as the case may be."

         (i) The third sentence of clause (a) of Section 5.01 is hereby amended by adding before the phrase "the unpaid amount of such distribution" the following: "the Dollar Equivalent of".

         (j) Clause (b) of Section 5.03 is hereby amended in full to read as follows:

                  "(b) On the date of any termination or optional or mandatory reduction of the Commitments pursuant to Section 2.03, and on any date on which the sum of the aggregate principal amount of the Loans and the aggregate Dollar Equivalent of all LC Outstandings shall exceed the aggregate amount of the Commitments, the Borrower shall first, pay or prepay so much of the principal outstanding on the Loans or so much of the LC Outstandings that represent amounts that have been drawn under Letters of Credit but have neither been reimbursed by the Borrower nor converted into ABR Loans, second, if all of the Loans and all of such unreimbursed amounts constituting LC Outstandings shall have been paid in full, provide cash collateral, pursuant to the Cash Collateral Agreement, to secure so much of the remaining LC Outstandings, and third, cause so much of Letters of Credit to be cancelled (if necessary after taking into account the payments and provision of cash collateral in the immediately preceding clause), in each case, as shall be necessary in order that the sum of the aggregate principal amount of the Loans outstanding and the aggregate Dollar Equivalent of all LC Outstandings (in each case after giving effect to all Extensions of Credit to be made on such date and the application of the proceeds thereof) will not exceed the aggregate amount of the sum of the Commitments (following such termination or reduction, if any) and such cash collateral, together with, in the case of any such payment (x) accrued interest to the date of such prepayment on the amount




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         repaid and (y) in the case of prepayments of Eurodollar Rate Loans and
         Swingline Loans, any amount payable to the Lenders pursuant to Section 5.04(b). Any payments and prepayments required by clause "first" of this subsection (b) shall be applied to outstanding Swingline Loans up to the full amount thereof before they are applied, first to outstanding ABR Loans and second, to outstanding Eurodollar Rate loans and third, to unreimbursed amounts constituting LC Outstandings. In the event that the Borrower requests the release of any cash collateral pursuant to the terms of the Cash Collateral Agreement and on the date of such request or at any time prior to the time of such release, there has become, or there becomes, due and payable any prepayment of any Loans under this Agreement, the Borrower hereby directs the Collateral Agent to apply the proceeds of such release of cash collateral to such prepayment of such Loans and agrees that any such request is a confirmation of such direction."

         (k) A new Section 11.15 is hereby added after Section 11.14 to read in full as follows:

         "SECTION 11.15.  JUDGMENT CURRENCY.

                  (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at Barclays on the Business Day immediately preceding that on which final judgment is given.

                  (b) The obligation of the Borrower in respect of any sum due in the Original Currency from it to any Lender, Swing Line Lender, Issuing Bank, Collateral Agent or Administrative Agent hereunder or under any other Loan Document shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender, Issuing Lender, Swing Line Lender, Collateral Agent or Administrative Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender, Issuing Lender, Swing Line Lender, Collateral Agent or Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender, Issuing Lender, Swing Line Lender, Collateral Agent or Administrative Agent (as the case may be) in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, Issuing Lender, Swing Line Lender, Collateral Agent or Administrative Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due in the Original Currency to any Lender, Issuing Lender, Swing Line Lender, Collateral Agent or Administrative Agent (as the case may be), such Lender, Issuing Lender, Swing Line Lender, Collateral Agent or Administrative Agent (as the case may be) agrees to remit to the Borrower such excess."

         2. CONDITIONS TO EFFECTIVENESS. The amendments contemplated by this Agreement shall become effective upon the execution and delivery of counterparts hereof by the Required Lenders, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Borrower and the fulfillment of the following conditions:

                  (a) All representations and warranties contained in this Agreement and in the Credit Agreement and the other Loan Documents, in each case as amended hereby, shall be true and correct in all material respects.



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                  (b) No event shall have occurred and be continuing which
         constitutes a Default or an Event of Default.

         3. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. On and after the effective date of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Agreement. Except as specifically amended above, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Cash Collateral Agreement and all of the Collateral described therein do and shall continue to secure the payment of all obligations of the Borrower described therein after giving effect to this Agreement.

         4. MISCELLANEOUS.

                  (a) The Borrower reaffirms and restates the representations and warranties set forth in the Credit Agreement and the other Loan Documents, and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date. The Borrower represents and warrants (which representations and warranties shall survive the execution and delivery hereof) that:

                           (i) It is a duly organized, validly existing
                  corporation in good standing under the laws of its organization and has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

                           (ii) No consent of any other person, including,
                  without limitation, shareholders or creditors of the Borrower, and no action of, or filing with any governmental or public body or authority, is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Agreement;

                           (iii) This Agreement has been duly executed and
                  delivered by a duly authorized officer on behalf of the Borrower, and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable (i) bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

                           (iv) The execution, delivery and performance of this
                  Agreement will not violate any law, statue or regulation applicable to the Borrower or any order or decree of any court or governmental instrumentality applicable to it, or conflict with, or result in the breach of, or constitute a default under, any of its contractual obligations.

                  (b) Nothing herein contained shall constitute a waiver or be deemed to be a waiver, of any existing Defaults or Events of Default, and the Lenders and the Agent reserve all rights and remedies granted to them by the Credit Agreement, the other Loan Documents, by law and otherwise.




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                  (c) This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

                  (d) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.



                                      [signature pages follow]



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                        CMS ENERGY CORPORATION



                        By: /s/ Alan M. Wright
                           ----------------------------------------
                           Name: Alan M Wright
                           Title: Executive Vice President, Chief Financial
                                  Officer and Chief Administrative Officer


                        BARCLAYS BANK PLC, individually as a Lender and as Administrative Agent, Collateral Agent and Issuing Bank

                        By: /s/ Sydney G. Dennis
                            ------------------------
                        Name: Sydney G. Dennis
                        Title:  Director


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